AGREEMENT OF ASSIGNMENT, ASSUMPTION AND RELEASE

THIS AGREEMENT is effective as of the 27th day of December, 2013, by and among:

San Lotus Holding Inc., a Nevada corporation (the “Assuming Party”);

Green Forest Management Consulting Inc. (the “Debtor”); and

The Creditor (the “Creditor”) listed on Exhibit A hereto.

WHEREAS, the Debtor is indebted to the Creditor under a promissory note in the aggregate principal sum of Two Hundred Million Three Hundred One Thousand Nine Hundred Eighty Five New Taiwan Dollars (TWD $200,301,985), identified in Exhibit B hereto (referred to as the “Liabilities”).

WHEREAS, the Debtor wishes to assign and delegate its obligations under these Liabilities to the Assuming Party and the Assuming Party wishes to assume the obligations under the Liabilities.

NOW THEREFORE, in consideration of the mutual covenants hereinafter provided and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1.	Assignment of the Liabilities. The Debtor assigns its rights and delegates the performance of all of its duties, liabilities and obligations under the Liabilities to the Assuming Party.
2.	Assumption of the Liabilities. The Assuming Party assumes and agrees with the Debtor and the Creditor to fully and faithfully discharge and perform all duties, liabilities and obligations of the Debtor under the Liabilities.
3.	Approval of Assignment and Assumption. The Creditor (a) approves, consents to, and accepts the assignment and delegation by the Debtor and to the Assuming Party for the payment and the performance of the Liabilities; and (b) forever release and discharge the Debtor from the Liabilities.

IN WITNESS WHEREOF, the parties hereto have set their hands.

San Lotus Holding Inc.

By:	/s/ Chen, Li Hsing	/s/Yu, ChienYang
	Chen, Li Hsing	Yu, ChienYang
Chairman of the Board

Green Forest Management Consulting Inc.

By:	/s/Chiang, Yu-Chang
Chiang, Yu-Chang
Director

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Exhibit A

PROMOSSORY NOTE HOLDERS

Note Holder	Land Lot	Land Number	(m2)	Total Area of Registered Land	Value of Interest (TWD)
Yu, Chien-Yang	Dataoping Section, Zaoqiao Township	86-1、86-3、90、698-1、699-6、699-7、699-8、699-9、699-10、699-11、699-18、699-27	35,251	76,435	$200,301,985

	Laotianliao Section, Touwu Township	414-2、414-3、421-1、426、432-12、432-11	41,184

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Exhibit B

GREEN FOREST MANAGEMENT CONSULTING INC.

FORM OF PROMISSORY NOTE

TWD $200,301,985

Dated: December 27, 2013

For value received, and pursuant to the Land Sale and Purchase Agreement dated December 27, 2013, Green Forest Management Consulting Inc. promises to pay the seller of certain lots of land in Zaoqiao Township and Touwu Township, Miaoli County, Taiwan (R.O.C.), Yu, Chien-Yang (the “Land Seller”) the sum of Two Hundred Million Three Hundred One Thousand Nine Hundred Eighty Five New Taiwan Dollars (TWD $200,301,985). The Land Seller’s ownership interest in this Promissory Note is detailed on Annex A to this Promissory Note.

The sum shall be repaid to the Land Seller on or before December 27, 2013 according to the instructions of the Land Seller.

Green Forest Management Consulting Inc.

By:	/s/ Chiang, Yu-Chang
Chiang, Yu-Chang
Director
Green Forest Management Consulting Inc.
Rm. B302C, 3F.-2, No. 185, Kewang Rd.
Longtan Township, Taoyuan County 325
Taiwan (R.O.C.)

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Annex A

PROMOSSORY NOTE HOLDERS

Note Holder	Land Lot	Land Number	(m2)	Total Area of Registered Land	Value of Interest (TWD)
Yu, Chien-Yang	Dataoping Section, Zaoqiao Township	86-1、86-3、90、698-1、699-6、699-7、699-8、699-9、699-10、699-11、699-18、699-27	35,251	76,435	$200,301,985

	Laotianliao Section, Touwu Township	414-2、414-3、421-1、426、432-12、432-11	41,184

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